Exhibit 99(k)(ii)

FORM OF

SCHEDULE A

The Lord Abbett Family of Funds
Amended and Restated Joint Rule 12b-1 Distribution Plan and Agreement
As of [November 28, 2012]1

FUNDS	CLASSES

Lord Abbett Affiliated Fund, Inc.	A, B, C, F, P, R2, R3

Lord Abbett Bond-Debenture Fund, Inc.	A, B, C, F, P, R2, R3

Lord Abbett Developing Growth Fund, Inc.	A, B, C, F, P, R2, R3

Lord Abbett Equity Trust
Lord Abbett Calibrated Large Cap Value Fund	A, C, F, R2, R3
Lord Abbett Calibrated Mid Cap Value Fund	A, C, F, R2, R3
Lord Abbett Small-Cap Blend Fund	A, B, C, F, P, R2, R3

Lord Abbett Global Fund, Inc.
Lord Abbett Emerging Markets Currency Fund	A, B, C, F, P, R2, R3
Lord Abbett Global Allocation Fund	A, B, C, F, P, R2, R3

Lord Abbett Investment Trust
Lord Abbett Balanced Strategy Fund	A, B, C, F, P, R2, R3
Lord Abbett Convertible Fund	A, B, C, F, P, R2, R3
Lord Abbett Core Fixed Income Fund	A, B, C, F, P, R2, R3
Lord Abbett Diversified Equity Strategy Fund	A, B, C, F, P, R2, R3
Lord Abbett Diversified Income Strategy Fund	A, B, C, F, P, R2, R3
Lord Abbett Floating Rate Fund	A, B, C, F, R2, R3
Lord Abbett Growth & Income Strategy Fund	A, B, C, F, P, R2, R3
Lord Abbett High Yield Fund	A, B, C, F, P, R2, R3
Lord Abbett Income Fund	A, B, C, F, P, R2, R3
Lord Abbett Inflation Focused Fund	A, C, F, R2, R3
Lord Abbett Short Duration Income Fund	A, B, C, F, P, R2, R3
Lord Abbett Total Return Fund	A, B, C, F, P, R2, R3

Lord Abbett Mid Cap Stock Fund, Inc.	A, B, C, F, P, R2, R3

Lord Abbett Municipal Income Fund, Inc.
Lord Abbett AMT Free Municipal Bond Fund	A, C, F
Lord Abbett California Tax-Free Income Fund	A, C, F, P
Lord Abbett High Yield Municipal Bond Fund	A, B, C, F, P
Lord Abbett Intermediate Tax-Free Fund	A, B, C, F, P
Lord Abbett National Tax-Free Income Fund	A, B, C, F, P

[1] (1) As amended on [September 27, 2012], to reflect the name change of Lord Abbett Calibrated Dividend Growth Fund (formerly, Lord Abbett Capital Structure Fund); (2) Effective [November 28, 2012], Lord Abbett Growth Leaders Fund, a series of Lord Abbett Securities Trust, added a new class of shares, designated Class B shares.

A-1

Lord Abbett New Jersey Tax-Free Income Fund	A, F, P
Lord Abbett New York Tax-Free Income Fund	A, C, F, P
Lord Abbett Short Duration Tax Free Fund	A, B, C, F

Lord Abbett Research Fund, Inc.
Lord Abbett Calibrated Dividend Growth Fund	A, B, C, F, P, R2, R3
Lord Abbett Classic Stock Fund	A, B, C, F, P, R2, R3
Lord Abbett Growth Opportunities Fund	A, B, C, F, P, R2, R3
Small-Cap Value Series	A, B, C, F, P, R2, R3

Lord Abbett Securities Trust
Lord Abbett Alpha Strategy Fund	A, B, C, F, P, R2, R3
Lord Abbett Fundamental Equity Fund	A, B, C, F, P, R2, R3
Lord Abbett Growth Leaders Fund	A, [B],C, F, R2, R3
Lord Abbett International Core Equity Fund	A, B, C, F, P, R2, R3
Lord Abbett International Dividend Income Fund	A, B, C, F, R2, R3
Lord Abbett International Opportunities Fund	A, B, C, F, P, R2, R3
Lord Abbett Large-Cap Value Fund	A, B, C, F, P, R2, R3
Lord Abbett Micro-Cap Growth Fund	A
Lord Abbett Micro-Cap Value Fund	A
Lord Abbett Value Opportunities Fund	A, B, C, F, P, R2, R3

Lord Abbett Stock Appreciation Fund	A, B, C, F, P, R2, R3

Lord Abbett U.S. Government & Government
Sponsored Enterprises Money Market Fund, Inc.	A, B, C

A-2